UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014

AFFINITY NEDIAWORKS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-150548	75-3265854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5460 Lake Road Tully, NY 13159
(Address of principal executive officers)

(315) 727-5788
(Registrant's Telephone Number, Including Area Code)

40 Norwood Ave, Suite 214 Moncton, NB Canada E1C 6L9
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02  Unregistered Sales of Equity Securities.

On October 28, 2014, Affinity Mediaworks Corp.  (the “Company”) announced that it issued an aggregate of 20,000 newly issued Preferred Stock, $0.00001 par value, designated as Series A Preferred Stock (“Series A Stock”) to Cortland Communications, LLC (“Cortland”) of 5460 Lake Rd., Tully, NY 13159 (“Cortland”) for the retirement of $5,000.00 of debt owed by the Company to Cortland.

The Company issued the Series A Stock pursuant to Section 4(2) of the Securities Act sue to the fact that it did not involve a public offering.

Item 3.03  Material Modification to Rights of Security Holders.

On July 11, 2014, the Company’s Board of Directors authorized from its 10,000,000 authorized Preferred Stock, $0.00001 par value, the designation of 20,000 shares of Preferred Stock. Said Series A Stock has super voting rights of 25,000 votes per share.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01

A change of control of the Company occurred on October 28, 2014 when Cortland acquired from the Company 20,000 newly issued shares of Series A Stock. As a result, Cortland owns 20,000 Series A Stock which have the super voting rights of 500,000,000 shares of the Company as compared to a total of 96,705,083 shares of Common Stock issued and outstanding.

SECTION 9 – FINANCILA STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1 99.1

Amended Certificate of Designations of the Preferences and Rights of Series A Preferred Stock of  Affinity Mediaworks Corp. dated July 15, 2014

Minutes of Special Meeting of Board of Directors of Affinity Mediaworks Corp. dated October 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY MEDIAWORKS CORPORATION

Dated: October 28, 2014	By:	/s/ Mark T. Gleason
Mark T. Gleason
Director